 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

December 2, 2011

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Labor Smart Inc. on Form S-1/A of our audit report, dated September 29, 2011, relating to the accompanying audited financial statements (and related statements included there in) as of June 30, 2011 which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1/A and this Prospectus.

Sincerely,

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC

December 2, 2011